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                                WARRANT AGREEMENT

                                      AMONG

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                             a Delaware corporation,

                      NETWORK 1 FINANCIAL SECURITIES, INC.

                                       and

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY.


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

 1.      APPOINTMENT OF WARRANT AGENT ....................................... 2
 2.      FORM OF WARRANT .................................................... 2
 3.      COUNTERSIGNATURE AND REGISTRATION .................................. 4
 4.      TRANSFERS AND EXCHANGES ............................................ 4
 5.      EXERCISE OF WARRANTS; PAYMENT OF WARRANT SOLICITATION
              FEE ........................................................... 5
 6.      PAYMENT OF TAXES ................................................... 9
 7.      MUTILATED OR MISSING WARRANTS ......................................10
 8.      RESERVATION OF COMMON STOCK ........................................10
 9.      ADJUSTMENTS OF WARRANT PRICE AND NUMBER OF SECURITIES ..............11
10.      FRACTIONAL INTERESTS ...............................................21
11.      NOTICES TO WARRANTHOLDERS ..........................................21
12.      DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS ....................23
13.      REDEMPTION OF WARRANTS .............................................23
14.      MERGER OR CONSOLIDATION OR CHANGE OF NAME OF
              WARRANT AGENT .................................................24
15.      DUTIES OF WARRANT AGENT ............................................25
16.      CHANGE OF WARRANT AGENT ............................................27
17.      IDENTITY OF TRANSFER AGENT .........................................29
18.      NOTICES ............................................................29
19.      SUPPLEMENTS AND AMENDMENTS .........................................30
20.      NEW YORK CONTRACT ..................................................31
21.      BENEFITS OF THIS AGREEMENT .........................................31
22.      SUCCESSORS .........................................................31
23.      SEVERABILITY .......................................................31
24.      CAPTIONS ...........................................................32
23.      COUNTERPARTS .......................................................32



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     WARRANT AGREEMENT, dated as of ________, 1998, among International Plastic
Technologies, Inc., a Delaware corporation (the "Company"), Network 1 Financial Securities, Inc. ("Network 1 Financial" or "Representative") and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").

     The Company proposes to issue and sell through an initial public offering (the "IPO") underwritten by a group of underwriters (the "Syndicate") for whom Network 1 Financial is acting as the representative on a firm commitment basis, an aggregate of 1,250,000 shares of common stock, $.001 par value, of the Company (the "Common Stock"), and 1,250,000 redeemable Common Stock purchase warrants ("Warrants") to purchase an equal number of shares of Common Stock in accordance with Section 2(b) hereof and, pursuant to Network 1 Financial's over-allotment option (the "Over-allotment Option"), an additional 187,500 shares of Common Stock and 187,500 Warrants. The shares of Common Stock and Warrants shall be purchased separately in the IPO.


     In consideration for its services as representative of the Syndicate in connection with the IPO, the Company proposes to sell to Network 1 Financial warrants (the "Underwriter's Warrants") to purchase 125,000 shares of Common Stock and 125,000 Warrants for an aggregate purchase price of $10.00.

     The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants. The Warrants shall be redeemable by the Company as set forth in Section 13 hereof.

     THEREFORE, the parties hereto agree as follows:



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     Section 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the
Warrant Agent to act as Warrant Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

     Upon the execution of this Agreement, certificates representing 1,250,000 Warrants to purchase an aggregate of 1,250,000 shares of Common Stock (subject to modification and adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

     Upon the exercise of the Over-allotment Option, certificates representing up to 187,500 Warrants to purchase an aggregate of 187,500 shares of Common Stock (subject to adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

     Upon exercise of the Underwriter's Warrant as provided therein, certificates representing 125,000 Warrants to purchase an aggregate of 125,000 shares of Common Stock (subject to adjustment as provided in Section 9 hereof) shall be executed by the Company and delivered to the Warrant Agent.

     Section 2. FORM OF WARRANT.

     (a) The text of the Warrants and the form of election to purchase Common Stock to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto (the provisions of which are hereby incorporated herein). All of the certificates for the Warrants may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company

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may deem appropriate and as are not inconsistent with the provisions of this
Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage.


     (b) Each Warrant shall initially entitle the registered holder thereof to purchase one share of Common Stock at a purchase price of five dollars ($5.00) (as adjusted as hereinafter provided, the "Exercise Price"), at any time during the four-year period (the "Exercise Period") commencing on _______, 1999, the one year anniversary of the date the Securities and Exchange Commission declares the Company's registration statement on Form SB-2 filed on March 26, 1998, File No. 333-48701 (the "Registration Statement") to be effective (the "Effective Date") and expiring at 5:00 p.m. New York City time, on _______, 2003, the fifth anniversary of the Effective Date (the "Expiration Date"). The Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board or Vice Chairman, Chief Executive Officer, President or Vice President of the Company, and attested to by the manual or facsimile signature of the present or any future Secretary, Treasurer, or Assistant Secretary or Assistant Treasurer of the Company, and shall have imprinted thereon a facsimile of the Company's seal.

     (c) Warrants shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange and issued in registered form. Warrants

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shall be numbered serially with the letter "W" on the Warrants. Warrants shall be redeemable as set forth in Section 13 hereof.

     (d) In the event the Expiration Date falls on a day that is not a business day, then the Warrants shall expire at 5:00 p.m. New York City time on the next succeeding business day. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

     Section 3. COUNTERSIGNATURE AND REGISTRATION. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. The Warrants may, however, be so countersigned by the Warrant Agent (or by its successor as Warrant Agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

     Section 4. TRANSFERS AND EXCHANGES. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee or in accordance with such transferee's instructions and the surrendered Warrant

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shall be canceled by the Warrant Agent and reflected in the record books of the
Company. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. No certificates for Warrants shall be issued except for (i) Warrants initially issued hereunder in accordance with Section 1 hereof, (ii) Warrants reflecting the partial exercise of a predecessor Warrant by the holder thereof, (iii) Warrants issued upon any transfer or exchange of Warrants, (iv) Warrants issued in replacement of lost, stolen, destroyed or mutilated certificates for Warrants pursuant to Section 7 hereof, and (v) at the option of the Board of Directors of the Company, Warrants in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to Section 9 hereof.

     Section 5. EXERCISE OF WARRANTS; PAYMENT OF WARRANT SOLICITATION FEE. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, at any time during the Exercise Period, to exercise such Warrants and purchase the number of shares of Common Stock specified in such Warrants upon presentation and surrender of such Warrants to the Company at the corporate office of the Warrant Agent, with the exercise form on the reverse thereof duly executed, and upon payment to the Company of the Exercise Price, determined in accordance with the provisions of Sections 2, 9 and 10 of this Agreement, for the number of shares of Common Stock in respect of which such Warrants are then exercised. Payment of the Exercise Price shall be made in cash or

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by certified or official bank check in New York Clearing House funds payable to the order of the Company. Subject to Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock immediately prior to the close of business on the date of the surrender of such Warrants and payment of the Exercise Price as aforesaid. The rights of purchase represented by the Warrants shall be exercisable during the Exercise Period, at the election of the registered holders thereof, either in their entirety or from time to time for a portion of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares of Common Stock specified therein at any time prior to the earlier of the Expiration Date or date of redemption pursuant to Section 13 hereof, a new Warrant or Warrants will be issued to the registered holder for the remaining number of shares of Common Stock specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section 5 and of
Section 3 of this Agreement and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose. Upon the exercise of any one or more Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities

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delivered upon such exercise and, subject to the provisions below, shall cause all payments of an amount, in cash or by check made payable to the order of the Company, equal to the aggregate Exercise Price for such Warrants, less any amounts payable to the Representative pursuant to Section 5(a) below, to be deposited promptly in the Company's bank account. The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Warrant certificate has been properly completed for exercise by the registered holder thereof.

     Anything in the foregoing to the contrary notwithstanding, no Warrant shall be exercisable and the Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement pursuant to the Securities Act of 1933, as amended (the "Act"), therein registering the securities issuable upon exercise of such Warrant and such registration statement shall have been declared and shall remain effective and shall be current, and such shares have been registered or qualified or be exempt under the securities laws of the state or other jurisdiction of residence of the holder of such Warrant and the exercise of such Warrant in any such state or other jurisdiction shall not otherwise be unlawful. During the Exercise Period, the Company shall use its best efforts to have a current registration statement on file with the Securities and Exchange Commission covering the issuance of Common Stock underlying the Warrants so as to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such prospectus to each such person. During the Exercise Period, the Company shall also use its best efforts to effect appropriate qualifications of the Common Stock underlying the Warrants under the laws and regulations of the states and other

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jurisdictions in which the Common Stock and Warrants are sold by the
Underwriters in the IPO in order to comply with applicable laws in connection with the exercise of the Warrants.

     (a) If at the time of exercise of any Warrant (i) the market price of the Common Stock is not less than the then exercise price of the Warrant, (ii) the exercise of the Warrant is solicited by the Representative at such time as it is a member of the National Association of Securities Dealers, Inc. ("NASD") and the Representative is designated in writing by the holder of the Warrants as the NASD member soliciting the exercise, (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangements is made in documents provided to the holders of the Warrants both at the time of the IPO and at the time of the exercise of the Warrants, and (v) the solicitation of the exercise of the Warrants is not in violation of Rule 101 of Regulation M (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, as amended, then the Representative shall be entitled to receive from the Company following exercise of each of the Warrants so exercised a fee of five percent (5%) of the aggregate exercise price of the Warrants so exercised (the "Exercise Fee"). The procedures for payment of the Exercise Fee are set forth in Section 5(b) below.

     (b) (i) Within five (5) days after the last day of each month commencing with _________, 1999, one year after the Effective Date, the Warrant Agent will notify the Representative of each Warrant certificate which has been properly completed for exercise by holders of Warrants during the last month. The Warrant Agent will provide the Representative with such information, in connection with the exercise of each Warrant, as the Representative shall reasonably request.

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     (ii) The Company hereby authorizes and instructs the Warrant Agent to deliver to the Representative the Exercise Fee, if payable, in respect of each exercise of Warrants, directly from the Exercise Price remitted to the Warrant Agent in accordance with this Section 5. In the event that an Exercise Fee is paid to the Representative with respect to a Warrant which the Company and the Warrant Agent reasonably determine is not properly completed for exercise or in respect of which the Representative is not entitled to an Exercise Fee, the Representative will return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company.

     The Representative and the Company may at any time during business hours examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants. Notwithstanding any provision to the contrary, the provisions of paragraph 5 (a) and 5 (b) may not be modified, amended or deleted without the prior written consent of the Representative.

     Section 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has

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established to the Company's satisfaction that such tax has been paid or that no such tax is required to be paid.

     Section 7. MUTILATED OR MISSING WARRANTS. In the event that any Warrants are mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction and, in case of a lost, stolen or destroyed Warrant, indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

     Section 8. RESERVATION OF COMMON STOCK. There have been reserved, and the Company shall at all times keep reserved, out of its authorized shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the shares of Common Stock and every subsequent transfer agent for any shares of Common Stock issuable upon the exercise of any of the aforesaid rights of purchase are irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares against payment of the Exercise Price therefor, validly issued, fully paid, nonassessable, free of any preemptive

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rights, voting trust or indenture and listed on any national securities exchange or included in any interdealer automated quotation system upon or in which the other shares of outstanding Common Stock are then listed or included. The
Company will keep a copy of this Agreement on file with the transfer agent for the shares of Common Stock (which may be the Warrant Agent) and with every subsequent transfer agent for any shares of Common Stock issuable upon the exercise of the Warrants. The Warrant Agent is irrevocably authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed stock certificates for that purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants.

Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants which shall have expired.

     Section 9. ADJUSTMENTS OF WARRANT PRICE AND NUMBER OF SECURITIES.

     (a) Computation of Adjusted Price. Except as hereinafter provided, in case the Company shall, at any time after the date of closing of the sale of securities pursuant to the IPO (the "Closing Date"), issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 9(f) hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe

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for shares of Common Stock (other than the issuances or sales of Common Stock pursuant to rights to subscribe for such Common Stock distributed pursuant to
Section 9(h) hereof) and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, (i) for a consideration per share less than the lesser of the (A) "Market Price" (as defined in Section 9(a)(vi) hereof) per share of Common Stock on the trading day immediately preceding such issuance or sale or (B) the Exercise Price in effect immediately prior to such issuance or sale, or (ii) without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Exercise Price immediately prior to such issuance or sale plus (2) the consideration received by the Company upon such issuance or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by (y) the Exercise Price immediately prior to such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 9(c) hereof. In no event shall the Exercise Price be increased.

     For the purposes of any computation to be made in accordance with this
Section 9(a), the following provisions shall be applicable:

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          (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

          (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

          (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

          (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled

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     to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection
     (ii) of this Section 9(a).

          (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, warrants or rights and upon the conversion or exchange of convertible or exchangeable securities.

          (vi) As used herein, the phrase "Market Price" at any date shall be deemed to be the average of the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported by the Nasdaq Stock Market, Inc. ("NASDAQ") or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market ("NMS"), but is quoted on The NASDAQ SmallCap Market or the NASD's Electronic Bulletin Board, the closing bid quotation as reported by NASDAQ the National Quotation Bureau Incorporated or a similar organization, or if the Common Stock is not quoted on NASDAQ or the Electronic Bulletin Board, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the day immediately preceding such issuance or sale, the day of such issuance or sale and the day immediately after such issuance or sale. If the Common Stock is listed or admitted to trading on a national securities exchange and also quoted on the NASDAQ National Market, the Market Price shall be determined as herein above provided by reference to the prices reported in the NASDAQ National Market; provided that if the Common

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     Stock is listed or admitted to trading on the New York Stock Exchange, the
     Market Price shall be determined as herein above provided by reference to the prices reported by such exchange.

     (b) Options, Rights, Warrants and Convertible and Exchangeable Securities. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed pursuant to Section 9(h) hereof, if the Company shall at any time after the Closing Date issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, in each case other than the issuances or sales referred to in Section 9 (f) hereof, (i) for a consideration per share less than the lesser of (A) the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or (B) the Market Price on the trading day immediately preceding such issuance, or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 9(a) hereof; provided that:

          (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under all the outstanding options, rights or warrants, less those securities redeemed, expired, terminated or otherwise not exercisable at the time of such anti-dilution calculation, shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of Section 9(a)), if any, received by the

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     Company for the options, rights or warrants, and if no minimum purchase price is provided in the options, rights or warrants, then the minimum purchase price shall be equal to zero.

          (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities, excluding those securities not convertible or exchangeable at the time of such anti-dilution calculation, shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of Section 9(a)) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof. No adjustment will be made pursuant to this subsection (ii) upon the issuance by the Company of any convertible or exchangeable securities pursuant to the exercise of any option, right or warrant exercisable therefor, to the extent that adjustments in respect of such options, rights or warrants were previously made pursuant to the provisions of subsection (i) of this subsection 9(b).

          (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (i) of this Section 9(b), or in the price per share at which the securities referred to in subsection (ii) of this Section 9(b) are convertible or exchangeable, or if any such options, rights or warrants are exercised at a price greater than the minimum purchase price provided for in such options, rights or warrants, or any such securities are converted or exercised for more than the minimum consideration receivable by the Company upon such conversion or exchange, the options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date

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     when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities; provided, however, that no adjustment shall be made pursuant to this subsection (iii) with respect to any change in the price per share provided for in any of the options, rights or warrants referred to in subsection (b)(i) of this Section 9(b), or in the price per share at which the securities referred to in subsection
     (b)(ii) of this Section 9(b) are, convertible or exchangeable, which change results from the application of the anti-dilution provisions thereof in connection with an event for which, subject to subsection (iv) of Section 9(f), an adjustment to the Exercise Price and the number of securities issuable upon exercise of the Warrants will be required to be made pursuant to this Section 9.

     (c) Subdivision and Combination. In case the Company shall at any time after the Closing Date subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 9, the number of shares of

Common Stock issuable upon the exercise of the Warrants shall be adjusted to the nearest full whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price; provided, however, that the number of shares of Common Stock purchasable upon exercise of the Warrant shall not be decreased.

     (e) Reclassification, Consolidation, Merger. etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrant.

     (f) No Adjustment of Exercise Price in Certain Cases. Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be made:

          (i) Upon the issuance or sale of the Underwriter's Warrants, the shares of Common Stock or Warrants issuable upon the exercise of the Underwriter's Warrants or the shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Warrants; or

          (ii) Upon the issuance or sale of (A) the shares of Common Stock or Warrants issued by the Company in the IPO (including pursuant to the Over-allotment Option) or other shares of Common Stock or warrants issued by the Company upon consummation of the IPO or, (B) the shares of Common Stock (or other securities) issuable upon exercise of Warrants; or

          (iii) Upon (A) the issuance of shares of Common Stock and options pursuant to the Company's stock option plan in effect on the date hereof or as hereafter amended in accordance with the terms thereof or any other employee or executive stock option plan approved by stockholders of the Company or the sale by the Company of any shares of Common Stock pursuant to the exercise of any such options, or (B) the sale by the Company of any shares of Common Stock pursuant to the exercise of any options or warrants issued and outstanding on the date of closing of the sale of Common Stock and Warrants pursuant to the IPO; or (C) the issuance or sale by the Company of any shares of Common Stock in connection with any bona fide merger, acquisition or other business combination; or

          (iv) If the amount of said adjustment shall be less than five cents ($.05) per share of Common Stock; provided, however, such amount shall be included in any subsequent adjustment.

     (g) Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time after the Closing Date and prior to the exercise or expiration of all Warrants declare a dividend (other than a dividend consisting solely of shares of

Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to the holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than such a cash dividend or distribution or dividend consisting solely of shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holders were the owners of the shares of Common Stock underlying such Warrants. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this
Section 9(g).

     (h) Subscription of Common Stock or Other Securities. In case the Company or an affiliate of the Company shall at anytime after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the holders of Common Stock, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other stockholders of the Company but only to the extent of the number of shares of Common Stock, if any, for which the Warrants remain exercisable.

     (i) Notice in Event of Dissolution. In case of the dissolution, liquidation or winding-up of the Company, all rights under the Warrants shall terminate on a date fixed by the

Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to each registered holder of the Warrants, as the same shall appear on the books of the Company maintained by the Warrant Agent, by registered mail at least thirty (30) days prior to such termination date.

     (j) Computations. The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 9.

     Section 10. FRACTIONAL INTERESTS. The Warrants may only be exercised to purchase full shares of Common Stock and the Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. However, if a Warrantholder exercises all Warrants then owned of record by him and such exercise would result in the issuance of a fractional share, the Company will deduct from the aggregate Exercise Price payable by such Warrantholder, in lieu of the issuance of any fractional share otherwise issuable, the fractional amount of the Exercise Price attributable to any fractional share. Such deduction shall not affect the Exercise Fee pursuant to Section 5(a).

     Section 11. NOTICES TO WARRANTHOLDERS.

          (a) Upon any adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of a Warrant, then and in each such case, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also mail such notice to the holders of the Warrants at their respective addresses appearing in the Warrant register. Failure to give or mail such notice, or any defect therein, shall not affect the validity of the adjustments.

          (b) In case at any time after the Closing Date:

               (i) the Company shall pay dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of Common Stock; or

               (ii) the Company shall offer for subscription pro rata to all of the holders of Common Stock any additional shares of stock of any class or other rights; or

               (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of substantially all of its assets to another corporation; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

     then in any one or more of such cases, the Company shall give written notice to the Warrant Agent and the holders of the Warrants in the manner set forth in Section 11(a) of the date on which (A) a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 11(b).

     (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents that are sent to its stockholders to be sent by an identical class of mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing in the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

     Section 12. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS.

          (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of these Warrants.

          (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

     Section 13. REDEMPTION OF WARRANTS. The Warrants, excluding the Underwriter's Warrants and Warrants issuable thereunder, are redeemable by the Company commencing on the first anniversary of the date of the Prospectus included in the Registration Statement, in whole or in part, on not less than thirty (30) days' prior written notice at a redemption price of $.10 per

Warrant, provided the closing bid quotation of the Common Stock as reported on The NASDAQ SmallCap Market, if traded thereon, or if not traded thereon, the closing sale price if listed on a national securities exchange or the NASDAQ National Market (or other reporting system that provides last sale prices), has been in excess of 150% of the Exercise Price for any 20 trading days within a period of 30 consecutive trading days ending on the 15th day prior to the date on which the Company gives notice of redemption. Any redemption in part shall be made pro rata to all Warrant holders. The redemption notice shall be mailed to the holders of the Warrants at their respective addresses appearing in the Warrant register. Any such notice mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date of mailing in accordance with this Agreement whether or not the registered holder receives such notice. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a registered holder of a Warrant (i) to whom notice was not mailed or (ii) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Holders of the Warrants will have exercise rights until the close of business on the day immediately preceding the date fixed for redemption.

     Section 14. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation or company which may succeed to the corporate trust business of the Warrant Agent by any merger or consolidation or otherwise shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 of this Agreement.

Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the registered holders of each Warrant.

     In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned. In all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement,


     Section 15. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except as such describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants in this Agreement or in the Warrants to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) Any notice, statement, instruction, resolution, waiver, consent, order, certificate or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice-President, unless other evidence in respect thereof is herein specifically prescribed. Any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary of the Company. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, statement, instruction, resolution, waiver, consent, order, certificate, demand or other instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for its reasonable expenses, incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding. Any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights and interests may appear.

          (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent and its duties shall be determined solely by the provisions hereof.

     Section 16. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement, except liabilities arising as a result of the Warrant Agent's own gross negligence, wilful misconduct or bad faith, by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to the holders at their respective addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and the like mailing of notice to the holders of the Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of action, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of twenty (20) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after the Company has received such notice from a registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under

New York or federal law, having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibility as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance or conveyance necessary for this purpose. Failure to file or mail any notice provided for in this Section 16, however, or any defect therein, shall not affect the validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     Section 17. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any transfer agent for the shares of Common Stock or of any subsequent transfer agent for the shares of Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

     Section 18. NOTICES. Any notice pursuant to this Agreement to be given by the Warrant Agent or the registered holder of any Warrant to the Company, shall be sufficiently given if sent by first-class mail, postage prepaid, or facsimile, addressed (until another is filed in writing by the Company with the Warrant Agent) as follows:

                     International Plastic Technologies, Inc.
                     320 Broad Hollow Road
                     Farmingdale, New York 11735
                     Attention: Andrew Franzone, Chief Executive Officer Facsimile Number: (516) 752-1971

         and a copy thereof to:

                   Koerner Silberberg & Weiner, LLP
                   112 Madison Avenue, 3rd Floor
                   New York, New York 10016
                   Attention:  Carl Seldin Koerner, Esq.
                   Facsimile Number:  (212) 689-3077

     Any notice pursuant to this Agreement to be given by the Company or the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, or facsimile, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                   Continental Stock Transfer & Trust Company
                   2 Broadway
                   New York, New York 10004
                   Attention:  Steven G. Nelson
                   Facsimile Number:  (212) 509-5150

     Any notice pursuant to this Agreement to be given by the Warrant Agent or the Company to the Representative shall be sufficiently given if sent by first-class mail, postage prepaid, or facsimile, addressed (until another address is filed in writing with the Warrant Agent) as follows:

                   Network 1 Financial Securities, Inc.
                   The Galleria, Penthouse
                   2 Bridge Avenue
                   Red Bank, New Jersey 07701
                   Attention:  Virginia Sourlis, Esq.
                   Facsimile Number:  (732) 758-6671

          and a copy thereof to:

                   Damon Testaverde
                   580 Oakdale Street
                   Staten Island, New York  10312

                   Facsimile Number:  (718) 966-9711

                   Morrison Cohen Singer & Weinstein, LLP
                   750 Lexington Avenue
                   New York, New York 10022
                   Attention:  Philip Magri, Esq.
                   Facsimile Number:  (212) 735-8708

     Section 19. SUPPLEMENTS AND AMENDMENTS. The Company, the Warrant Agent and the Representative may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company, the Warrant Agent and the Representative may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not materially adversely affect the interest of the holders of Warrants; and in addition the Company, the Warrant Agent and the Representative may modify, supplement or alter this Agreement with the consent in writing of the registered holders of the Warrants representing not less than a majority of the Warrants then outstanding.

     Section 20. NEW YORK CONTRACT. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of New York without regard to the conflicts of law principles thereof.


     Section 21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent, the Representative and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

     Section 22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors mid assigns hereunder.

     Section 23. SEVERABILITY. Should any provision or portion of any provision of this Agreement be invalidated for any reason, the validity of the remaining provisions or of the other portion of the provision in question shall not be affected thereby. This Agreement supersedes any prior letter, agreement or understanding concerning the subject matter hereof.

     Section 24. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     Section 25. COUNTERPARTS. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                       INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                                       By:______________________________________
                                          Name: Andrew Franzone
                                          Title: Chief Executive Officer

                                       CONTINENTAL STOCK TRANSFER & TRUST
                                          COMPANY

                                       By:______________________________________
                                          Name: Steven G. Nelson
                                          Title: President

                                       NETWORK 1 FINANCIAL SECURITIES, INC.

                                       By:______________________________________
                                          Name: William R. Hunt
                                          Title: President

No. W _________                                         VOID AFTER _______, 2003

______ WARRANTS

                    REDEEMABLE COMMON STOCK PURCHASE WARRANT

                CERTIFICATE TO PURCHASE ONE SHARE OF COMMON STOCK

                    INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                       EXERCISABLE FROM ___________, 1999
                      UNTIL 5:00 P.M. (EST) _________, 2003


                                                               CUSIP 46017R 11 2


     THIS WARRANT CERTIFICATE CERTIFIES THAT, FOR VALUE RECEIVED

     ___________ or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value (the "Common Stock"), of International Plastic Technologies, Inc., a Delaware corporation (the "Company"), at any time from _______, 1999 (the "Initial Warrant Exercise Date") and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Exercise Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.00, subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated as of _______, 1998, among the Company, Network 1 Financial Securities, Inc. (the "Representative") and the Warrant Agent (the "Warrant Agreement").

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York City time) on ________, 2003; provided, that if such date is not a business day, it shall mean 5:00 p.m., New York City time, on the next following business day. For purposes hereof, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the securities issuable upon exercise of the Warrants represented hereby and such registration statement has been declared and shall remain effective and shall be current, and such securities have been registered or qualified or be exempt under the securities laws of the state or other jurisdiction of residence of the Registered Holder and the exercise of the Warrants represented hereby in any such state or other jurisdiction shall not otherwise be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon the presentment and payment of any tax or other charge imposed in connection therewith or incident thereto for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, at any time commencing _______, 1999, provided that the closing bid quotations of the Common Stock as reported on The NASDAQ SmallCap Market or the Boston Stock Exchange, if traded thereon, or if not traded thereon, the closing sale price if listed on a national or regional securities exchange (or other reporting system that provides last sale prices), shall have for a period of any 20 trading days within a period of 30 consecutive trading days ending on the 15th day prior to the date on which the Company gives the Notice of Redemption (as defined below) exceeds 150% of the then Exercise Price, subject to the right of the Registered Holder to exercise such Warrants prior to redemption. Notice of redemption (the "Notice of Redemption") shall be given by the Company no less than 30 days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no right with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.

     Under certain circumstances described in the Warrant Agreement, the Representative shall be entitled to receive as a solicitation fee an aggregate of 5% of the Exercise Price of the Warrants represented hereby.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated  July 30, 1997

SEAL                                   INTERNATIONAL PLASTIC TECHNOLOGIES, INC.

                                       By: _____________________________________
                                           Andrew Franzone
                                           Chief Executive Officer

                                       By: _____________________________________
                                           Harry Goodman
                                           Secretary

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER
  & TRUST COMPANY,
     as Warrant Agent

By:____________________________________
           Authorized Officer

                                  EXERCISE FORM

                     To Be Executed by the Registered Holder
                          in order to Exercise Warrant

     The undersigned Registered Holder hereby irrevocably elects to exercise ___________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                     ---------------------------------------


                     ---------------------------------------


                     ---------------------------------------
                     (please print or type name and address)

and be delivered to


                     ---------------------------------------


                     ---------------------------------------


                     ---------------------------------------
                     (please print or type name and address)

and if such number of exercised Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1. If the exercise of this Warrant was solicited by Network 1 Financial Securities, Inc., please check the following box. |_|

2.   The exercise of this Warrant was solicited by

--------------------------------------------------------------------------------

3.   If the exercise of this Warrant was not solicited, please check the
     following box.            |_|

Dated:                                           X
       -------------------------                   _____________________________

--------------------------------

--------------------------------
                     Address

--------------------------------
Social Security or Taxpayer
Identification Number

--------------------------------
Signature Guaranteed

                                   ASSIGNMENT

                     To be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, __________________, hereby sells, assigns and transfers unto

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------
                     (please print or type name and address)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ________________________________ as its/his/her attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ___________________________          x___________________________________
                                                    Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.